Exhibit 23.1




                      Consent of Independent Accountants
                      -----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-28987) of Aehr Test Systems of our report dated June 30, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP



San Jose, California
August 29, 2000